As filed with the Securities and Exchange Commission on October 7, 2014

File No. 001-36440

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 5

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g)

of the Securities Exchange Act of 1934

Halyard Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	46-4987888 (I.R.S. Employer Identification No.)

P.O. Box 619100, Dallas, Texas (Address of principal executive offices)	75261-9100 (Zip Code)

Registrant’s telephone number, including area code: (972) 281-1200

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, $0.01 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Cross-Reference Sheet between the Information Statement and Items of Form 10

Information Included in the Information Statement and Incorporated by Reference into the Registration Statement on Form 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Summary – Halyard,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Where You Can Find More Information” and is incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors” and is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical Combined Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and is incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the sections of the information statement entitled “Business – Manufacturing” and “Business – Properties” and is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Ownership of Halyard Capital Stock by Certain Beneficial Owners and Management” and is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management” and is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Executive Compensation” and is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Summary – The Separation and Distribution – Our Post-Distribution Relationship with Kimberly-Clark,” “Our Relationship with Kimberly-Clark after the Distribution,” and “Certain Relationships and Related Party Transactions” and is incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Business – Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Legal Matters” and is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Summary,” “The Separation and Distribution – Market for Halyard Common Stock,” “Dividend Policy,” “Capitalization,” and “Description of Halyard Capital Stock” and is incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Halyard Capital Stock – Sale of Unregistered Securities” and is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy” and “Description of Halyard Capital Stock” and is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Halyard Capital Stock – Limitation of Liability and Indemnification of Our Directors and Officers” and is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein and is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein and is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Distribution Agreement between Kimberly-Clark Corporation and Halyard Health, Inc.*+

3.1	Form of Amended and Restated Certificate of Incorporation of Halyard Health, Inc.**

Exhibit Number	Exhibit Description

3.2	Form of Amended and Restated Bylaws of Halyard Health, Inc.**

4.1	Form of Credit Agreement.*

4.2	Form of Indenture.*

10.1	Form of Transition Services Agreement between Kimberly-Clark Corporation and Halyard Health, Inc.**

10.2	Form of Tax Matters Agreement between Kimberly-Clark Corporation and Halyard Health, Inc.**

10.3	Form of Employee Matters Agreement between Kimberly-Clark Corporation and Halyard Health, Inc.**

10.4	Employment Offer Letter for Rhonda D. Gibby.**

10.5	Employment Offer Letter for Christopher M. Lowery.**

10.6	Employment Offer Letter for Steven Voskuil.**

10.7	Employment Offer Letter for John Wesley.**

10.8	Form of Patent and Know-How License Agreement between Kimberly-Clark Worldwide, Inc. and Avent, Inc.**

10.9	Form of Royalty-Bearing Trademark License Agreement between Kimberly-Clark Worldwide, Inc. and Avent, Inc.**

10.10	Form of Non Royalty-Bearing Trademark License Agreement between Kimberly-Clark Worldwide, Inc. and Avent, Inc.**

10.11	Form of Short-term Trademark License Agreement between Kimberly-Clark Worldwide, Inc. and Avent, Inc.**

10.12	Form of Long-term Trademark License Agreement between Kimberly-Clark Worldwide, Inc. and Avent, Inc.**

10.13	Form of 2014 Halyard Health, Inc. Equity Participation Plan.*

21.1	List of Subsidiaries.**

99.1	Information Statement of Halyard Health, Inc., preliminary and subject to completion, dated as of October 7, 2014.*

*	Filed herewith.
**	Previously filed.
+	Pursuant to Item 601(b)(2) of Regulation S-K, schedules to this Agreement have been omitted because they are not material to an investment decision. Halyard Health, Inc. agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 7, 2014	Halyard Health, Inc.

	By:	/s/ Robert E. Abernathy
		Name:	Robert E. Abernathy
		Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Form of Distribution Agreement between Kimberly-Clark Corporation and Halyard Health, Inc.*+

3.1	Form of Amended and Restated Certificate of Incorporation of Halyard Health, Inc.**

3.2	Form of Amended and Restated Bylaws of Halyard Health, Inc.**

4.1	Form of Credit Agreement.*

4.2	Form of Indenture.*

10.1	Form of Transition Services Agreement between Kimberly-Clark Corporation and Halyard Health, Inc.**

10.2	Form of Tax Matters Agreement between Kimberly-Clark Corporation and Halyard Health, Inc.**

10.3	Form of Employee Matters Agreement between Kimberly-Clark Corporation and Halyard Health, Inc.**

10.4	Employment Offer Letter for Rhonda D. Gibby.**

10.5	Employment Offer Letter for Christopher M. Lowery.**

10.6	Employment Offer Letter for Steven Voskuil.**

10.7	Employment Offer Letter for John Wesley.**

10.8	Form of Patent and Know-How License Agreement between Kimberly-Clark Worldwide, Inc. and Avent, Inc.**

10.9	Form of Royalty-Bearing Trademark License Agreement between Kimberly-Clark Worldwide, Inc. and Avent, Inc.**

10.10	Form of Non Royalty-Bearing Trademark License Agreement between Kimberly-Clark Worldwide, Inc. and Avent, Inc.**

10.11	Form of Short-term Trademark License Agreement between Kimberly-Clark Worldwide, Inc. and Avent, Inc.**

10.12	Form of Long-term Trademark License Agreement between Kimberly-Clark Worldwide, Inc. and Avent, Inc.**

10.13	Form of 2014 Halyard Health, Inc. Equity Participation Plan.*

21.1	List of Subsidiaries.**

99.1	Information Statement of Halyard Health, Inc., preliminary and subject to completion, dated as of October 7, 2014.*

*	Filed herewith.
**	Previously filed.
+	Pursuant to Item 601(b)(2) of Regulation S-K, schedules to this Agreement have been omitted because they are not material to an investment decision. Halyard Health, Inc. agrees to furnish supplementally a copy of any omitted schedule to the Securities Exchange Commission upon request.